UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2008

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Little Santa Monica Blvd., Suite 401 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2008, Mr. Laurence N. Charney was elected a director of the Company.

Laurence N. Charney, 61, has been a director of Marvel Entertainment, Inc. from July 10, 2007 to date.  He is currently a paid advisor to Plainfield. Mr. Charney retired from his position as a Partner of Ernst & Young LLP in 2007, having served that firm for over thirty-five years.  At Ernst & Young, Mr. Charney most recently served as the Americas Director of Conflict Management.   In that role he had oversight and responsibility in ensuring compliance with global and local conflict of interest policies for client and engagement acceptance across all service lines.  Mr. Charney previously served as an audit partner from 1982, with responsibility for coordinating audit engagements for clients in various industries.

Mr. Charney was elected pursuant to Plainfield’s rights under Agreements with the Company as described in Item 1.01 of the Company’s Form 8-K filed March 19, 2008 and in the Company's definitive proxy statement filed on September 25, 2008 as set forth under "Certain Relationships and Related Transactions - Plainfield Debt and Equity Transactions," with both the Form 8-K and the definitive proxy statement incorporated herein by reference. Descriptions of Plainfield’s related party transactions with the Company are also set forth in said 8-K and said definitive proxy statement and are also incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

PURE BIOFUELS CORP.

Date: October 28, 2008	By:	/s/ Luis Goyzueta
Luis Goyzueta
Chief Executive Officer and Director